Exhibit 99.1

POLYMEDICA ANNOUNCES RESULTS FOR FISCAL 2005 SECOND
QUARTER ENDED SEPTEMBER 30, 2004

WOBURN, MA, November 3, 2004 — PolyMedica Corporation (NNM: PLMD) today announced its financial results for the fiscal 2005 second quarter ended September 30, 2004. The Company’s financial results for the September quarter were negatively affected by the $30 million pre-tax charge taken by the Company in connection with the tentative settlement of the Department of Justice investigation (see separate release), as well as by the September hurricanes, which damaged the Company’s Florida-based Liberty facilities and the surrounding community.

Net revenues for the fiscal 2005 second quarter were $111.5 million, a 5.9% increase compared to $105.2 million for the fiscal 2004 second quarter. The net loss for the quarter was $7.1 million, compared to net income of $12.1 million in the fiscal 2004 second quarter. Net loss per share for the fiscal 2005 second quarter was $0.26, compared to diluted earnings per share of $0.47 for the fiscal 2004 second quarter. Cash flow from operations was $21.0 million for the fiscal 2005 second quarter, a 50.7% increase over $13.9 million in the fiscal 2004 second quarter.

Commenting on the financial results for the quarter, President and Chief Executive Officer Patrick Ryan said, “We lost approximately $3.6 million in revenues at the end of the quarter as a result of the disruption caused by Hurricanes Frances and Jeanne. In addition, we incurred approximately $1.5 million of expenses to give our employees some financial relief and to provide for the repair of our facilities.” Ryan added, “I could not be more proud of the way our managers and employees responded to the considerable professional and personal challenges they faced in the aftermath of the storms. All of our employees have worked hard to restore operations to normal, and to respond to our patients’ needs during the recovery process.”

Guidance
The Company expects to report net revenues of $113 — $118 million and diluted earnings per share of $0.48 — $0.54 for the fiscal 2005 third quarter ending December 31, 2004. Commenting on the Company’s third quarter guidance, Patrick Ryan said, “Hurricanes Frances and Jeanne cost us much of our growth in the September quarter. However, our operations have been restored to normal, and we are back on track.”

Conference Call and Replay
PolyMedica management will host a conference call and live Webcast today, Wednesday, November 3rd, at 4:30 p.m., EDT, to discuss the Company’s fiscal first quarter. To listen to the conference call over the Internet, go to www.polymedica.com or www.fulldisclosure.com. Go to either Web site at least 15 minutes early to register and download and install any necessary audio software. For those unable to participate, a rebroadcast will be made available at

www.polymedica.com and www.fulldisclosure.com for 90 days after the call. It will be available shortly after the call.

About PolyMedica (www.polymedica.com)
PolyMedica is a rapidly growing national medical products company. The Company is best known through its Liberty brand name and innovative direct-to-consumer television advertising to seniors with diabetes. Building on its technology-based operating platform and compliance management focus, PolyMedica continues to expand its product offerings to individuals with chronic diseases.

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, rules and regulations promulgated under the Act, unanticipated changes in Medicare reimbursement, outcomes of government reviews, inquiries and investigations and related litigation, continued compliance with government regulations, fluctuations in customer demand, management of rapid growth, competition from other healthcare product vendors, timing and acceptance of new product introductions, general economic conditions, geopolitical events and regulatory changes, as well as other especially relevant risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended March 31, 2004 and its Quarterly Report for the period ended June 30, 2004. The information set forth herein should be read in light of such risks. The Company assumes no obligation to update the information contained in this press release.

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For additional information, contact:

Investors:	Media:
Fred (“Skip”) Croninger	Jim Barron / Alex Eule
PolyMedica Corporation	Citigate Sard Verbinnen
(781) 933-2020	(212) 687-8080

(Financial Tables Follow)

PolyMedica Corporation
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	Sept. 30,	Sept. 30,	%	Sept. 30,	Sept. 30,	%
	2004	2003	Change	2004	2003	Change
Net revenues	$111,479	$105,222	5.9%	$222,619	$204,159	9.0%
Cost of sales	44,306	38,260	15.8%	88,094	74,029	19.0%

Gross margin	67,173	66,962	0.3%	134,525	130,130	3.4%
Selling, general and administrative expenses	49,568	47,591	4.2%	95,186	93,122	2.2%
Settlement charge	29,987	—	—%	29,987	—	--%

Income/(loss) from operations	(12,382)	19,371	(163.9)%	9,352	37,008	(74.7)%
Other income and expense	346	82	322.0%	543	288	88.5%

Income/(loss) before income taxes	(12,036)	19,453	(161.9)%	9,895	37,296	(73.5)%
Income tax provision/(benefit)	(4,889)	7,353	(166.5)%	3,269	14,098	(76.8)%

Net income/(loss)	$(7,147)	$12,100	(159.1)%	$6,626	$23,198	(71.4)%

Diluted earnings per share	$(0.26)	$0.47	(155.3)%	$0.24	$0.91	(73.6)%
Weighted average shares, diluted, used in the calculation of net income/(loss) per weighted average share	27,275	25,810	5.7%	27,680	25,577	8.2%
Supplemental information on segment net revenues:
Liberty Diabetes	$76,581	$70,764	8.2%	$155,031	$138,293	12.1%
Liberty Respiratory	14,702	20,068	(26.7)%	30,484	39,935	(23.7)%
Pharmaceuticals	20,196	14,390	40.4%	37,104	25,931	43.1%

Total net revenues	$111,479	$105,222	5.9%	$222,619	$204,159	9.0%

Supplemental summarized information on cash flows:
Cash flows from operating activities	$20,965	$13,912	50.7%	$37,168	$23,963	55.1%
Cash flows from investing activities *	(6,782)	(7,721)	(12.2)%	(9,625)	(16,558)	(41.9)%
Cash flows from financing activities	(2,239)	3,749	(159.7)%	1,136	1,010	12.6%

Net change in cash and cash equivalents	11,944	9,940	20.2%	28,679	8,415	240.8%
Beginning cash and cash equivalents	85,964	25,637	235.3%	69,229	27,162	154.9%

Ending cash and cash equivalents	$97,908	$35,577	175.2%	$97,908	$35,577	175.2%

* Cash flows from investing activities include the following:
Net maturity/(net purchase) of short-term investments	$637	$(374)	(270.2)%	$787	$(5,939)	(113.3)%
Purchase of customer lists	$5,461	$—	—	$5,692	$—	--

PolyMedica Corporation
Consolidated Balance Sheets
(In thousands)

	September 30,	March 31,
	2004	2004
ASSETS
Current assets:
Cash and cash equivalents	$97,908	$69,229
Marketable securities	6,634	7,421
Restricted cash	512	512
Accounts receivable, net	49,388	63,828
Inventories	28,072	18,745
Deferred income taxes	18,331	18,331
Income tax receivable	—	2,530
Prepaid expenses and other current assets	6,258	4,438

Total current assets	207,103	185,034
Property, plant and equipment, net	62,369	61,659
Goodwill	5,946	5,946
Intangible assets, net	5,533	383
Direct response advertising, net	69,085	64,953
Other assets	451	1,193

Total assets	$350,487	$319,168

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$57,034	$33,746
Current portion, capital lease obligations	594	292

Total current liabilities	57,628	34,038
Capital lease and other obligations	1,396	1,691
Deferred income taxes	24,611	24,611

Total liabilities	83,635	60,340
Total shareholders’ equity	266,852	258,828

Total liabilities and shareholders’ equity	$350,487	$319,168

PolyMedica Corporation
Statement of Operations – Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share amounts)

Three Months Ended September 30, 2004

	Reported		Hurricane-	Adjusted
	GAAP	Settlement	Related	Non-GAAP
	Totals	Charge	Expenses	Totals
Net revenues	$111,479	$—	$—	$111,479
Cost of sales	44,306	—	—	44,306

Gross margin	67,173	—	—	67,173
Selling, general and administrative expenses	49,568	—	(1,467)	48,101
Settlement charge	29,987	(29,987)	—	—

Income/(loss) from operations	(12,382)	29,987	1,467	19,072
Other income and expense	346	—	—	346

Income/(loss) before income taxes	(12,036)	29,987	1,467	19,418
Income tax provision/(benefit)	(4,889)	11,567	546	7,224

Net income/(loss)	$(7,147)	$18,420	$921	$12,194

Diluted earnings per share	$(0.26)	$0.66	$0.03	$0.44
Weighted average shares, diluted, used in the calculation of net income/(loss) per weighted average share	27,275	27,832	27,832	27,832

We believe that referring to these non-GAAP totals facilitates a better understanding of our quarterly operating results.